                                                                    EXHIBIT 99.1

                                                        Conformed Copy Including
                                              Amendment Effective March 12, 1997

                           DRILEX INTERNATIONAL INC.
                               STOCK OPTION PLAN
                     (AS AMENDED AND RESTATED MAY 7, 1996)


                             I. PURPOSE OF THE PLAN

         The Drilex International Inc. Stock Option Plan (the "Plan") is intended to provide a means whereby certain employees of Drilex International Inc., a Delaware corporation (the "Company"), and its subsidiaries, and certain non-employee directors of the Company, may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Plan was originally established March 31, 1994 as the Drilex Holding Corp. 1994 Stock Option Plan and was amended and restated in July 1994. Under the Plan, the Company may grant to certain employees (and, with respect to grants pursuant to Paragraph XII, shall grant to non-employee directors) the option ("Option") to purchase shares of Common Stock, $.01 par value, of the Company ("Stock"), as hereinafter set forth. Options granted under the Plan may be either incentive stock options, within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options"), or options which do not constitute Incentive Stock Options, provided, that options granted pursuant to Paragraph XII shall not constitute Incentive Stock Options.

                               II. ADMINISTRATION

         The Plan shall be administered by a committee (the "Committee") of two or more directors of the Company appointed by the Board of Directors of the Company (the "Board"). Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3(c) under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Subject to the terms of this Plan (including, without limitation, the provisions governing participation in this Plan by non-employee directors), the Committee shall have sole discretion and authority to select the individuals who are to be granted Options from among those eligible hereunder and to establish the number of shares which may be issued under each Option. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Option or Stock Appreciation Rights (as defined herein) (an Option, Stock Appreciation Rights or any combination thereof being referred to at times herein as an "Award"), accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the optionee holding such Award or (ii) consented to by such optionee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the





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manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee or officer of the Company to whom it has delegated authority shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

                            III.  OPTION AGREEMENTS

         Each Option shall be evidenced by an Option Agreement and shall contain such terms and conditions, and may be exercisable for such periods and upon such events, as may be approved by the Committee, subject to the terms of this Plan. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the surrender, in whole or in part, of the right to purchase shares under the Option in return for a payment in cash or shares of Stock or a combination of cash and shares of Stock equal in value to the excess of the fair market value of the shares with respect to which the right to purchase is surrendered over the option price therefor ("Stock Appreciation Rights"), on such terms and conditions as the Committee in its sole discretion may prescribe; provided, however, that, except as provided in subparagraph VIII(c) hereof, the Committee shall retain final authority (i) to determine the form in which payment of Stock Appreciation Rights will be made or (ii) to approve an election by an optionee to receive cash in whole or in part in settlement of Stock Appreciation Rights. Stock Appreciation Rights as provided herein may be granted at the time an Option is granted or at any time or from time to time thereafter. Moreover, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Stock (plus cash if necessary) having a fair market value equal to such option price. For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall mean (i) if the shares of Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Stock on the consolidated transaction reporting system for the principal such national securities exchange on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the shares of Stock are not so listed but are quoted in the NASDAQ National Market (or any successor to such market), the mean between the highest and lowest sales price per share of Stock on the NASDAQ National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or (iii) if the Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by NASDAQ, or, if not reported by NASDAQ, by the National Quotation Bureau, Inc. In the event Stock is not listed or quoted at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate. Each Option and all rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.





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Notwithstanding anything herein to the contrary, no optionee may be granted, during any year, awards consisting of Options or Stock Appreciation Rights exercisable for more than 200,000 shares of Stock.

                          IV. ELIGIBILITY OF OPTIONEE

         Options may be granted only to (i) individuals who are full-time or part-time employees (including officers and directors who are also full-time or part-time employees) of the Company or any subsidiary corporation (as defined in section 424 of the Code) of the Company at the time the Option is granted (subject to any limitation on the grant of Incentive Stock Options to part-time employees imposed by the Code) and (ii) pursuant to Paragraph XII only, individuals who are directors of the Company and who are not employees of the Company or of any subsidiary corporation of the Company (as defined in Section 424 of the Code) (each such individual described in this clause (ii) being referred to as a "non-employee director"). Options may be granted to the same individual on more than one occasion. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (x) at the time such Option is granted the option price is at least 110% of the fair market value of the Stock subject to the Option and (y) such Option by its terms is not exercisable after the expiration of five years from the date of grant. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such excess Incentive Stock Options shall be treated as options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the optionee of such determination as soon as practicable after such determination.

                         V. SHARES SUBJECT TO THE PLAN

         The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 440,000 shares of Stock, which shall be the limitation applicable after taking into account the Stock split approved by the Board of Directors of the Company on May 7, 1996 (the "Stock Split"). Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan to the extent permitted under Rule 16b-3. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to shares of Stock subject to Options





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then outstanding.  Exercise of an Option in any manner, including an exercise involving a Stock Appreciation Right, shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

                                VI. OPTION PRICE

         The purchase price of Stock issued under each Option shall be determined by the Committee (except with respect to options granted pursuant to Paragraph XII), but (i) in the case of an Incentive Stock Option, such purchase price shall not be less than the fair market value of Stock subject to the Option on the date the Option is granted and (ii) in the case of an Option that does not constitute an Incentive Stock Option and is not granted pursuant to Paragraph XII, such purchase price shall not be less than 50% of the fair market value of Stock subject to the Option on the date the Option is granted, and (iii) in the case of an Option granted pursuant to Paragraph XII, such purchase price shall be as set in Paragraph XII, but in no event shall any such purchase price be less than the par value of the Stock.

                               VII. TERM OF PLAN

         The Plan became effective on March 31, 1994, the date of its adoption by the Board, and was approved by the stockholders of the Company within twelve months thereafter. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph IX, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten years from the date of its adoption by the Board.

                    VIII. RECAPITALIZATION OR REORGANIZATION

         a. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting stock or rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         b. The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or stock split or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase





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price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

         c. If the Company recapitalizes, or reclassifies its capital stock, or otherwise changes or reorganizes its capital structure (a "recapitalization"), thereafter upon any exercise of an Option theretofore granted the optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock then covered by such Option, the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the optionee had been the holder of record of the number of shares of Stock then covered by such Option. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly owned subsidiary of the Company), (ii) the Company sells, leases or exchanges (or agrees to sell, lease or exchange) all or substantially all of its assets to any other person or entity (other than a wholly owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act (other than DRLX Partners, L.P. or its partners or any group including DRLX Partners, L.P. or its partners), acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), then (except with respect to Options granted pursuant to Paragraph
XII) effective as of a date (selected by the Committee) within (a) ten days after the approval by the stockholders of the Company of such merger, consolidation, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty days of such change of control referred to in clause (iv) above, the Committee, acting in its sole discretion without the consent or approval of any optionee, shall effect one or more of the following alternatives, which may vary among individual optionees: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of optionees thereunder shall terminate, (2) require the mandatory surrender to the Company by selected optionees of some or all of the outstanding Options held by such optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and cause the Company to pay to each optionee an amount of cash per share equal to the excess of the amount calculated in Subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares, (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or (4) provide that thereafter upon any exercise of an Option theretofore granted the optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock then covered by such Option, the number and class of shares of stock or other securities or property





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(including, without limitation, cash) to which the optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets or dissolution if immediately prior to such merger, consolidation or sale of assets or dissolution the optionee had been the holder of record of the number of shares of Stock then covered by such Option. If a Corporate Change occurs, then (x) on the date of approval by the stockholders of the Company of such merger, consolidation, sale, lease or exchange of assets or dissolution or such election of directors or (y) on the date of such change of control referred to in clause (iv) above, all Options granted pursuant to Paragraph XII shall be mandatorily surrendered to the Company (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of the date specified in clause (x) or (y) above, as applicable, and such Options shall thereupon automatically be canceled and the Company shall pay to each optionee an amount of cash per share equal to the excess of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares.

         d. For the purposes of clause (2) and the last sentence in Subparagraph (c) above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows:
(i) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee (or required by the last sentence in Subparagraph
(c) above, as the case may be) to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

         e. Any adjustment provided for in Subparagraphs (b) or (c) above shall be subject to any required stockholder action.

         f. Except as hereinbefore expressly provided, (i) the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Stock or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share, unless otherwise determined by the Board in its sole discretion.





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                    IX. AMENDMENT OR TERMINATION OF THE PLAN

         The Board of Directors of the Company may amend, modify, alter, suspend or terminate this Plan, except that (a) no amendment or alteration that would impair the rights of any optionee under any Option that he has been granted shall be made without his consent, (b) no amendment or alteration shall be effective prior to approval by the Company's stockholders to the extent such approval is then required pursuant to Rule 16b-3 (or any successor provision) under the 1934 Act in order to preserve the applicability of any exemption provided by such rule to any Option then outstanding (unless the holder of such Option consents) or to the extent stockholder approval is otherwise required by
Section 422 of the Code or other applicable legal requirements, and (c) subparagraph XII(a) and XII(c) shall not be amended more than once every six months to the extent such limitation is required by Rule 16b-3(c)(2)(ii) (or any successor provision) under the 1934 Act as then in effect.

                               X. SECURITIES LAWS

         a. The Company shall not be obligated to issue any Stock pursuant to any Option granted under the Plan at any time when the shares covered by such Option have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares.

         b. It is intended that the Plan and any grant of an Option made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3 thereunder. If any provision of the Plan or any such Option would disqualify the Plan or such Option under, or would otherwise not comply with, Rule 16b-3, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3.

                        XI. WITHHOLDING AND CASH BONUSES

         Except with respect to Options granted pursuant to Paragraph XII, the Committee may permit an optionee to elect (which election shall be subject to the Committee's sole discretion to consent to or disapprove of, shall be irrevocable and, if the optionee is subject to Section 16 of the 1934 Act, shall be subject to such administrative rules as the Committee shall determine to assure compliance with Rule 16b-3 under the 1934 Act) to deliver to the Company (or have the Company withhold upon exercise of an Option) such shares of Stock as the Company may require to meet its obligation under applicable tax laws and regulations to the extent the exercise of an Option or the disposition of shares of Stock acquired by exercise of an Option results in compensation income to the optionee for federal or state income tax purposes. Except with respect to Options granted pursuant to Paragraph XII, the Committee may, at any time and in its discretion, grant to any optionee whose Option is not an Incentive Stock Option (or whose Incentive Stock Option fails to quality for the favorable tax treatment afforded to Incentive Stock Options) the right to receive, at such time and in such amounts as determined by the Committee, a cash amount ("Cash Award") which is intended





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to reimburse the optionee for (i) all or a portion of the federal, state and local income taxes imposed upon such optionee as a consequence of the exercise for Stock of such Option (or Stock Appreciation Right), or as a consequence of a disqualifying disposition of Stock obtained upon exercise of an Incentive Stock Option, or of the Committee's taking any action permitted under this Plan (including the receipt of the Cash Award) and/or (ii) all or a portion of an assumed interest cost for borrowing the amount of such taxes not reimbursed by the Company during the period prior to the sale of the Stock received upon exercise of the Option (or Stock Appreciation Right).

             XII. AUTOMATIC OPTION GRANTS TO NON-EMPLOYEE DIRECTORS

         Notwithstanding any other provision of this Plan, non-employee directors shall participate in this Plan only to the extent set forth in this Paragraph XII.

         a. Automatic Grant of Options. Each non-employee director elected by stockholders of the Company or appointed by the Board of Directors to the Board of Directors, who has not previously received, at any time since the adoption of the Plan, a grant under this Section XII of the Plan, shall automatically receive, as of the date of such election or appointment, as the case may be, the grant of an Option (which shall not be an Incentive Stock Option) to purchase 3,620 shares of Stock, taking into account the Stock Split. Options granted to non-employee directors shall become exercisable in installments of one-third of the shares of Stock subject to the Option on each of the first three anniversaries of the date of grant.

         b. Term. The term of each Option granted to a non-employee director shall be ten years from its date of grant, unless sooner terminated in accordance with Subparagraph XII (d) below.

         c. Option Price. The purchase price of Stock under each Option granted to a non-employee director shall be the fair market value of the Stock subject to the Option on the date the Option is granted, or such price as is more specifically described in Subparagraph XII(a).

         d. Exercise After Death or Other Termination. Each Option granted to a non-employee director may be exercised only by such director during such director's lifetime and while such director remains a member of the Board, except that

                 (i) if a non-employee director ceases to be a member of the Board by reason of disability (within the meaning of section 22(e)(3) of the Code), such non-employee director's Option may be exercised by such non-employee director (or his or her estate or the person who acquires such Option by will or the laws of descent and distribution or otherwise by reason of the death of such non-employee director) at any time during the period of one year following such cessation, but only as to the number of shares such director was entitled to purchase under such Option as of the date such director ceased to be a member of the Board;

                 (ii) if a non-employee director dies while a member of the Board, such non-employee director's estate, or the person who acquires such non-employee director's Option by will or the laws of descent and distribution or otherwise by reason of the death of such





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
         non-employee director, may exercise such Option at any time during the period of one year following the date of such non-employee director's death, but only as to the number of shares such director was entitled to purchase under such Option as of the date of such director's death; and

                 (iii) if a non-employee director ceases to be a member of the Board for any reason other than as described in clauses (i) or
         (ii) above, unless such non-employee director voluntarily resigns his directorship without the written consent of a majority of the remaining members of the Board or is removed from the Board by the stockholders of the Company, such non-employee director's Option may be exercised by such director at any time during the period of three months following such cessation, or by such director's estate (or the person who acquires such Option by will or the laws of decent and distribution or otherwise by reason of the death of such director) during a period of one year following such director's death if such director dies during such three-month period, but in each case only as to the number of shares such director was entitled to purchase under such Option as of the date such director ceases to be a member of the Board.

In the event that a non-employee director voluntarily resigns his directorship without the written consent of a majority of the remaining members of the Board or is removed by the stockholders of the Company, any unexercised Options held by such director on the date of such resignation or removal, as the case may be, shall be forfeited as of such date and thereafter shall be unexercisable. No such Option shall be exercisable in any event after the expiration of ten years from the date of grant thereof.

         e. Agreement in Writing. Each Option granted to a non-employee director shall be evidenced by an Option Agreement consistent with the terms and conditions of the Plan (including this Article XII).





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
                 NON-EMPLOYEE DIRECTOR'S STOCK OPTION AGREEMENT


         AGREEMENT made as of the ____ day of ___________, 199__, between Drilex International Inc., a Delaware corporation (the "Company") and ____________________ ("Director"), a non-employee director of the Company.

         To carry out the purposes of the DRILEX INTERNATIONAL INC. STOCK OPTION PLAN (as amended and restated, and as it may be further amended from time to time, the "Plan"), by affording Director the opportunity to purchase shares of Stock (as defined in the Plan) of the Company, and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Director hereby agree as follows:

         a. Grant of Option. The Company hereby irrevocably grants to Director the right and option ("Option") to purchase all or any part of an aggregate of _____________ shares of Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

         b. Purchase Price. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $___ per share, subject to adjustment as set forth herein.

         c. Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Chief Executive Officer, at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full years from the date of grant hereof to the date of such exercise, in accordance with the following schedule:

                                                          PERCENTAGE OF SHARES
                                                                THAT MAY
                        NUMBER OF FULL YEARS                   BE PURCHASED
                      ------------------------          -------------------------
                         Less than one year                        0%
                               1 year                            33-1/3%
                               2 years                           66-2/3%
                           3 years or more                        100%

         This Option is not transferable by Director otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and may be exercised only





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
by Director during Director's lifetime and while Director remains a member of the Board of Directors of the Company, except that:

(a) if Director ceases to be a member of the Board of Directors of the Company by reason of disability (within the meaning of section 22(e)(3) of the Code), this Option may be exercised by Director (or Director's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) at any time during the period of one year following such cessation, but only as to the number of shares Director was entitled to purchase hereunder as of the date Director ceases to be a member of the Board of Directors of the Company;

(b) if Director dies while a member of the Board of Directors of the Company, Director's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director, may exercise this Option at any time during the period of one year following the date of Director's death, but only as to the number of shares Director was entitled to purchase hereunder as of the date of Director's death; and

(c) if Director ceases to be a member of the Board of Directors of the Company for any reason other than as described in clauses (a) or (b) above, unless Director voluntarily resigns his directorship without the written consent of a majority of the remaining members of the Board of Directors of the Company or is removed from such Board of Directors by the stockholders of the Company, this Option may be exercised by Director at any time during the period of three months following such cessation, or by Director's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) during a period of one year following Director's death if Director dies during such three-month period, but in each case only as to the number of shares Director was entitled to purchase hereunder as of the date Director ceases to be a member of the Board of Directors of the Company.

In the event that Director voluntarily resigns his directorship without the written consent of a majority of the remaining members of the Board of Directors of the Company or is removed by the stockholders of the Company, any unexercised portion of this Option held by Director on the date of such resignation or removal, as the case may be, shall be forfeited as of such date and thereafter shall be unexercisable. This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise in cash (including check, bank draft or money order payable to the order of the Company). Director shall exercise this Option for whole shares of Stock only. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Director, Director (or the person permitted to exercise this Option in the event of Director's death) shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares acquirable upon an exercise of the Option.

         d. Withholding of Tax. To the extent that the exercise of this Option results in compensation income to Director for federal or state income tax purposes, Director shall deliver to the Company at the time of such exercise such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Director fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Director any tax required to be withheld by reason of such resulting compensation income.

         e. Status of Stock. If the shares of Stock acquirable upon the exercise of this Option have not been registered under the Securities Act of 1933, as amended (the "Act"), the Company will not issue such shares unless the holder of the Option provides the Company with a written opinion of legal counsel, who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company's counsel, to the effect that the proposed issuance of such shares to such Option holder may be made without registration under the Act. In the event exemption from registration under the Act is available upon an exercise of this Option, Director (or the person permitted to exercise this Option in the event of Director's death), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

         Director agrees that the shares of Stock which Director may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.

         In addition, Director agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

         f. Board of Directors. Director understands and agrees that nothing contained in this Agreement shall be deemed to confer on any person any rights other than as expressly provided herein, including but not limited to any right to continue to be nominated to, or to serve as a member of, the Board of Directors of the Company, and acknowledges and agrees that neither the execution of this Agreement nor any acquisition of Stock by Director creates any obligation whatsoever by any person to nominate or vote for Director (or refrain from removing Director) as a member of the Board of Directors of the Company.

         g. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.

         h. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Director has executed this Agreement, all as of the day and year first above written.

                                           DRILEX INTERNATIONAL INC.



                                           By: _______________________________
                                               Name:  ________________________
                                               Title: ________________________



                                           DIRECTOR


                                               _______________________________
                                               Name:__________________________